SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                              -------------------------

                            POST-EFFECTIVE AMENDMENT NO. 2
                                          TO
                                       FORM S-8
                             REGISTRATION STATEMENT UNDER
                              THE SECURITIES ACT OF 1933

                              -------------------------

                                   TOASTMASTER INC.
                                   ----------------
                (Exact name of registrant as specified in its charter)

               MISSOURI                                43-1204566
     --------------------------------                  ---------------------
          (State of                                   (I.R.S. Employer
          incorporation)                             Identification No.)

                1801 NORTH STADIUM BOULEVARD, COLUMBIA, MISSOURI 65202
                ------------------------------------------------------
      (Address, including zip code and telephone number, including area code, of registrant's principal executive ofices)


                     TOASTMASTER INC. INCENTIVE STOCK OPTION PLAN

                   TOASTMASTER INC. NON-STATUTORY STOCK OPTION PLAN

              TOASTMASTER INC. NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
              ---------------------------------------------------------
                              (Full titles of the plans)

                                  DANIEL J. STUBLER
                             1801 NORTH STADIUM BOULEVARD
                               COLUMBIA, MISSOURI 65202
                                    (573) 445-8660
      --------------------------------------------------------------------------
              (Name, address and telephone number of agent for service)

                        TERMINATION OF REGISTRATION STATEMENT
                        -------------------------------------

     Toastmaster Inc., a Missouri corporation ("Toastmaster"), pursuant to the undertakings required by Item 9 of Form S-8, hereby removes from registration any and all registered shares of Toastmaster Common Stock not issued under the Toastmaster Inc. Incentive Stock Option Plan, Toastmaster Inc. Non-Statutory Stock Option Plan or Toastmaster Inc. Non-employee Directors Stock Option Plan (the "Plans"), the sale of which previously was registered by Registration Statement on Form S-8, File No. 33-78516 (the "Registration Statement"), and hereby terminates the Registration Statement.

     On January 7, 1999, pursuant to an Agreement and Plan of Merger, dated as of August 26, 1998 (the "Merger Agreement"), by and among Salton/Maxim Housewares, Inc. ("Salton"), Salton's wholly-owned subsidiary, Columbia Acquisition Corp. ("Acquisition Sub"), and Toastmaster, Acquisition Sub was merged with and into Toastmaster (the "Merger"). In connection with the Merger, each outstanding share of Toastmaster Common Stock, and each option granted under any of the Plans with respect to Toastmaster Common Stock, was converted into the right to receive the cash consideration specified in, or determined under, the Merger Agreement.


                                      SIGNATURES
                                      ----------

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on January 11, 1999.

                              TOASTMASTER INC.


                              By:  /s/ Leonhard Dreimann
                              Its: President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     SIGNATURE AND TITLE                          DATE
     -------------------                          ----

     /s/  Leonhard Dreimann                       January 11, 1999
          President, Chief Executive Officer
            and Director
          (Principal Executive Officer)



     /s/  William B. Rue                          January 11, 1999
          Vice President, Chief Operating
            Officer, Secretary and Director
          (Principal Financial and Accounting Officer)



     /s/  David Sabin                             January 11, 1999
          Director